EXHIBIT 10.7

                          July 14, 1995

Mr. Louis C. Fornetti
13153 Hanover Court
Apple Valley, MN 55124

Dear Lou:

          I am very pleased to present to you this offer of employment with Inter-Regional Financial Group (IFG). This letter outlines the terms and conditions of your employment with IFG, most of which we have previously discussed. Upon acceptance of this letter, we are anticipating that you will commence your employment on or about July 31, 1995.

          We offer you the position of Executive Vice President, Chief Financial Officer and Treasurer for Inter-Regional Financial Group. This is all subject to IFG Board approval. You will serve in the capacity of Chief Financial Officer and will be an "executive officer" for purposes of all SEC reporting. You will be a member of the Executive Committee of IFG, as well as a member of the Senior Executive Group, which is comprised of all Executive Committee members for IFG, Dain Bosworth, and Rauscher Pierce Refsnes.

          In your role as Chief Financial Officer for IFG, you will have the following functions reporting in to you: IFG Controller (Accounting and Tax function) which is held by Angela Chicoine; Internal Audit function (which is currently open); IFG Legal function which is managed by Carla Smith as General Counsel; Corporate Treasury function which is managed, in part, by Patrick Colbert; and the Investor Relations/Communications function which is managed by B. J. French. You will also have dual reporting relationships with the four CFOs who will also continue to report into their respective subsidiary president; this includes Ken Hanks at Rauscher Pierce Refsnes, Dan Reuss at Dain Bosworth, Peter Morton at Regional Operations Group, and Julie Getchell at Asset Management Services.

          Your base salary will be $175,000 on an annualized basis ($14,583 on a monthly basis). For the calendar year 1995, we will pay you a bonus of $400,000 payable to you in February of 1996. This will compensate you for amounts which would otherwise be payable to you by your current employer were you to remain there for the full year. For the calendar year 1996, we will guarantee you minimum total cash compensation (base and bonus) of $500,000. These guarantees assume that you are currently employed by the organization at the time bonus payments are made, and that you have performed in a satisfactory and ethical manner.

          As you know, on an ongoing basis, bonuses are paid annually in February of each year, and they are driven primarily by Return on Equity (ROE). You can expect total cash compensation (including base salary) in the following ranges, based upon the following Returns on Equity and assuming commendable performance:

    Return on Equity    Total Cash Compensation (including bonus)
    ----------------    -----------------------------------------
           10%                     $300,000 - $350,000
           18%                     $450,000 - $500,000
           26%                     $650,000 - $700,000

          Below 10% and above 26%, bonus amounts are discretionary.

          Beginning in 1996, you will be eligible to participate in the IFG Executive Deferred Compensation Plan. Under this plan, you may elect, in the year before the salary is earned, to defer up to 30% of your year-end bonus. The deferred amount is matched at 50% if used to buy IFG stock. Deferrals may also be invested in a bond fund, but there is no match made in that case. It is your discretion as to how much of your bonus you choose to defer. The match fully vests after four (4) years (cliff vesting).

          You will receive stock options under the IFG Executive Stock Option Plan. Upon your employment date, you will receive 25,000 options which will be granted at an exercise price equal to the market value on the day on which they are granted (closing price). These are ten-year options with a graduated vesting schedule (0% at the end of the first year, 20% at the end of the second year, 50% at the end of the third year, and 100% vested at the end of the fourth year). Your next stock option grant will be in February, 1997, per the IFG Executive Stock Option Plan.

          Subject to IFG Board approval, you will be granted 12,200 shares of restricted stock upon your hire. This one-time grant is to compensate you for comparable long-term incentive payments due you by your current employer, but which will be forfeited by you upon your resignation. This restricted share grant will be in accordance with the terms described in the Restricted Stock Agreement to be executed by you and the company.

          In addition, you will be eligible to receive the following company perquisites: a downtown club membership, a car allowance in an amount provided to comparable executives, and paid parking.

          You will be eligible for a broad range of IFG benefit plans including: Medical/Dental, Vision, Life Insurance, Supplemental Life Insurance, Long-Term Disability, and Health/Dependent Care Spending Accounts. In addition, on July 1, 1996, you will be eligible to participate in the IFG Profit Sharing and Stock Bonus Plans. Specific information regarding these benefits is included in the enclosed new employee packet.

          Finally, the U.S. Immigration and Reform Act requires you to provide us with proof of U.S. Citizenship (see enclosed materials). Please plan to bring proof of citizenship with you to your new employee orientation session which will be scheduled for you upon your arrival.

          Lou, my colleagues and I are all quite delighted at the prospect of your joining our organization. We really think that you would be an invaluable member of the IFG team! If the terms of employment as outlined in this letter are acceptable to you, please indicate your acceptance by signing below and returning one copy of this letter to Mary Melbo, Executive Vice President, Director of Human Resources.

          Please don't hesitate to call me if you have any questions or concerns.

                                             Sincerely,

                                             Irving Weiser
                                             --------------------
                                             Irving Weiser

Signature of Acceptance

Louis C. Fornetti         July 17, 1995
--------------------      -------------------------
Louis C. Fornetti         Date

Enclosure

                   RESTRICTED STOCK AGREEMENT

  THIS AGREEMENT, dated as of this 17th day of July, 1995, is made by and between Louis C. Fornetti, a resident of the State of Minnesota ("Employee"), and Inter-Regional Financial Group, Inc., a Delaware corporation (the "Company").

  WHEREAS, Employee has been offered and has accepted the position of Executive Vice President, Chief Financial Officer and
Treasurer of the Company; and

  WHEREAS, the  Company has  agreed to  grant Employee restricted shares of  the Company's  Common Stock, par value $.125 per share
(the  "Common   Stock"),  upon  the  terms  and  subject  to  the
conditions and other provisions set forth herein;

  NOW, THEREFORE, the parties hereto agree as follows:

  Section 1. Grant of Shares. Upon the terms and subject to the conditions and other provisions set forth herein, effective upon the commencement of Employee's employment by the Company, Employee shall be and is hereby granted 12,200 restricted shares of Common Stock (the "Shares"). The Shares may be either authorized but unissued shares of shares purchased by the Company in the open market.

  Section 2. Vesting Schedule. The Shares granted to Employee under this Agreement shall be subject to certain restrictions and forfeiture as set forth in Section 3 below until vested in accordance with the terms of this Agreement. Unless forfeited pursuant to Section 3 below or accelerated pursuant to Section 4 below, the Shares shall become vested according to the following schedule: 50% on December 31, 1996 and 50% on December 31, 1997.

  Section 3. Restrictions and Forfeiture. Except as otherwise set forth in Section 4 below, Employee may not sell, transfer, pledge, subject to lien, assign or otherwise hypothecate the Shares until such Shares have become vested in accordance with the terms of Section 2 above. Any unvested Shares shall be entirely forfeited (but any cash dividends previously paid with respect thereto shall be retained by Employee) in the event that Employee resigns from or abandons his employment with the Company or is terminated by the Company for "cause" (as defined below) prior to the vesting date with respect thereto. For purposes of this Agreement, termination for "cause" shall mean any termination of Employee's employment with the Company as the result of any misconduct the Company reasonably believes has been engaged in by Employee, including, without limitation, Employee's violation of any law, rule or regulation applicable to the Company or its business, Employee's wrongful appropriation of funds or violation of any other applicable Company policy, Employee's commission of any gross misdemeanor or felony or any sanction of Employee by the Securities Exchange Commission or any other governmental or self-regulatory body having jurisdiction over the Company and/or its business.

  Section 4.  Lapse of  Restrictions and Acceleration of Vesting.
All restrictions on the Shares set forth in Section 3 above shall lapse and the Shares shall become immediately fully vested upon the earliest to occur of the following:

  (a) The date of Employee's death or "disability" (as defined below);

  (b) The date on which Employee's employment with the Company terminates, other than as a result of Employee's resignation from or abandonment of his employment or as a result of any termination by the Company for "cause";

  (c) The tenth day following the date on which a "change in control" (as defined below) has occurred.

  For purposes of this Agreement, "disability" shall mean long-term disability as defined in the Company's Profit Sharing Plan or any other plan of the Company then in effect which generally defines "disability" for its participants.

  For purposes of this Agreement, "change in control" shall mean:

      (i) The public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), that any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, or the IFG Stock Bonus Plan or any other employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

      (ii) The "continuing directors" (as defined below) cease to constitute a majority of the Company's Board of Directors;

      (iii) The Company's shareholders approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (C) any plan of liquidation or dissolution of the Company; or

      (iv)  A   majority   of   the   continuing   directors
     determine, in their sole and absolute discretion, that there has been a change in control of the Company.

  For purposes of this Agreement, "continuing director" shall mean any person who is a member of the Company's Board of Directors, while such person is a member of the Board, who is not an "acquiring person" (as defined below) or an "affiliate" or "associate" (as defined below) of an acquiring person, or a representative of an acquiring person or of any such affiliate or associate, and who (A) was a member of the Board on the date of this Agreement, or (B) subsequently becomes a member of the Board, if such person's initial nomination for election or initial election to the Board is recommended or approved by a majority of the continuing directors. "Acquiring person" shall mean any "person" (as such term in used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all affiliates and associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

  Section 5.  Rights as  a  Shareholder.    The  Shares  will  be
represented by a stock certificate registered in the name of Employee. Except as otherwise provided in this Agreement, Employee will have all voting, dividend, liquidation and other rights with  respect to  the Shares  as if  such Employee  were a holder of record of shares of unrestricted Common Stock; provided, however, that if any dividend is declared and paid by the Company in any form other than cash, such non-cash dividend shall be subject to the same vesting schedule, forfeiture terms and other restrictions as are applicable to the Shares on which such dividends were paid.

  Section 6. Enforcement of Restrictions. To enforce the restrictions contained in this Agreement, a legend will be placed on the stock certificates representing the shares stating that such shares are subject to certain restrictions and referencing this Agreement. In addition, until all of the Shares become fully vested, the Company will retain the stock certificates, together with duly endorsed stock powers therefor, in its custody, subject, however, to the right of the Employee to request delivery of any vested Shares as set forth in Section 7 below.

  Section 7. Distribution of Shares. Upon becoming fully vested in accordance with the terms of this Agreement, the Shares shall become shares of unrestricted Common Stock and any legends regarding the restrictions contained in this Agreement affixed to the certificates representing the Shares shall be removed. Employee shall be entitled to request delivery of the certificate or certificates representing such unrestricted Shares at any time after such vesting has occurred. The Company shall cause delivery of such certificate or certificates to be made as soon as practicable after all of the Shares become vested or after receipt of a request from Employee with respect to any vested portion of the Shares.

  Section 8. Adjustments to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off or any other change in the corporate structure or shares of the Company), the Shares shall be adjusted or replaced with the number and kind of securities determined on the same basis as for all other issued and outstanding shares of Common Stock.

  Section 9. Securities Law and Other Restrictions. Notwithstanding any other provision of this Agreement, Employee may not sell, assign, transfer or otherwise dispose of the Shares unless there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws. The Company may condition any such sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

  Section 10. Beneficiaries. Employee shall have the right to designate in writing one or more beneficiaries to receive the Shares in the event of his death prior to receiving full distribution thereof, and may change or revoke any prior beneficiary designation by similar instrument in writing prior to his death. No such designation, change or revocation shall be effective unless executed by Employee and delivered to the Company during the lifetime of the Employee. If Employee shall fail to designate a beneficiary or, having revoked a prior beneficiary designation, shall fail to designate a new beneficiary, or in the event the Employee's beneficiary designation shall fail, in whole or in part, for any reason, then the undistributed Shares shall be paid to the personal representative of Employee's estate.

  Section 11. Amendments.   No change,  modification or amendment
of this Agreement shall be valid unless the same is in writing and signed by both parties hereto.

  Section 12. Governing Law.   This  Agreement shall be construed
in accordance with the laws of the State of Delaware.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date and year first written above.


Louis C. Fornetti
-------------------------------
Louis C. Fornetti


Inter-Regional Financial Group, Inc.

By  Irving Weiser
    --------------------------------
    Irving Weiser,
    Chairman, President and Chief Executive Officer